Exhibit 10.2
                                    AGREEMENT

     THIS AGREEMENT between LifeCell Corporation, a Delaware corporation (the "Company"), and Paul G. Thomas (the "Employee") is dated as of October 5, 1998 (the "Effective Date").

                           W  I  T  N  E  S  S  E  T  H:
                           -----------------------------

     WHEREAS, the Employee has been elected President and Chief Executive Officer of the Company on the Effective Date; and

WHEREAS, the parties desire to implement a 12-month severance arrangement set forth in connection with such election; and

     WHEREAS, the parties have set forth the substance of such severance arrangement in this Agreement and desire to execute this Agreement for purposes of implementing that severance arrangement;

NOW,  THEREFORE,  the  parties  agree  as  follows:

     Section  1.     Term  of  this  Agreement. The term of this Agreement shall
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begin  on  the Effective Date and, unless automatically extended pursuant to the second  sentence  of  this  Section  1,  shall  expire on the first to occur of:

          (i) the Employee's death, the Employee's Disability (as determined in accordance with the Company's disability policy at the time in effect) or the Employee's Retirement (in accordance with the Company's retirement policy at the time in effect), which events shall also be deemed automatically to terminate Employee's employment by the Company;

          (ii) the termination by the Employee of the Employee's employment by the Company; or

          (iii) the date immediately preceding the first anniversary of the Effective Date (the "Expiration Date") if no Termination without Cause (as defined in Section 4 hereof) shall have occurred during that one-year period (or any period for which the term of this Agreement shall have been automatically extended.)

If the term of this Agreement shall not have expired as a result of the occurrence of one of the events described in clause (i) or (ii) of the immediately preceding sentence and the Company shall not have given notice to the Employee at least 30 days before the Expiration Date that the term of this Agreement will expire on the Expiration Date, then the term of this Agreement shall be automatically extended for successive one-year periods (the first such period to begin on the day immediately following the Expiration Date) unless the Company shall have given notice to the Employee at least 90 days before the end of any one-year period for which the term of this Agreement shall have been automatically extended that such term will expire at the end of that one-year period.

     Section 2.     Event of Termination for Cause.     An "Event of Termination
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for  Cause"  shall  have  occurred  if,  after  the Effective Date, the Board of
Directors of the Company in its good faith opinion concludes that any of the following events has occurred: (i) Employee has been convicted of a crime involving moral turpitude, including but not limited to fraud, theft, embezzlement or any crime that results in or is intended to result in personal enrichment at the expense of the Company, (ii) there has been a material breach by Employee of this Agreement or of that certain Employee Confidentiality, Inventions, Discoveries and Non-Competition Agreement dated as of September 8, 1998, between Employee and the Company that substantially impairs the Company's interest herein or therein, or (iii) Employee has committed acts that in the judgment of the Company's Board of Directors constitutes willful misconduct to the material detriment of the Company.

     Section  3.     An  Event  of  Termination for Good Reason.     An Event of
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"Termination  for Good Reason" shall have occurred if, after the Effective Date, the  Company  shall:

          (i) assign to the Employee any duties inconsistent with the Employee's position (including offices, titles and reporting requirements), authority, duties or responsibilities with the Company;

          (ii) remove the Employee from, or fail to re-elect or appoint the Employee to, any duties or positions with the Company or any of its Affiliates that were assigned or held by the Employee immediately after the Effective Date, except that a nominal change in the Employee's title that is merely descriptive and does not affect rank or status shall not constitute such an event;

          (iii)  reduce  the   Employee's   annual  base  salary  as  in  effect
immediately after the Effective Date or as the Employee's annual base salary may be increased from time to time thereafter;

          (iv) fail to continue to provide the Employee with benefits substantially similar to those enjoyed by the Employee under any of the Company's employee benefits plans, policies, programs and arrangements, including, but not limited to, life insurance, medical, dental, health, hospital, accident or disability plans, in which the Employee was a participant immediately after the Effective Date; or

          (v) fail to continue to provide the Employee with office space, related facilities and support personnel (including, but not limited to, administrative and secretarial assistance) (a) that are both commensurate with Employee's responsibilities to and position with the Company immediately after the Effective Date and not materially dissimilar to the office space, related facilities and support personnel provided to other employees of the Company having comparable responsibility to the Employee, or (b) that are physically located at the Company's principal executive offices; or

          (vi)  relocate  the  Employee's   principal   office  outside  of  the
     metropolitan area of Houston, Texas

     Section  4.      Benefits Payable on Termination Without Cause.      If the
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Employee's employment by the Company is terminated by the Company otherwise than as a result of the Employee's death, the Employee's Disability, the Employee's Retirement, or the occurrence of an Event of Termination for Cause, or if the employee's employment by the Company is terminated by the Employee as a result of an Event of Termination for Good Reason ("Termination without Cause"), then the Employee shall be entitled to the following benefits:

               (i) the Company shall pay to the Employee, on the first day of each calendar month occurring during the period commencing on the effective date of such termination (the "Termination Date") and ending on the first anniversary of the Termination Date, an amount equal to one-twelfth (1/12th) of the sum of Employee's annual base salary as in effect immediately before the Termination Date plus the amount of the bonus paid to the Employee in respect of the fiscal year immediately preceding the Termination Date; and

               (ii) during such 12-month period, the Company shall either continue Employee's health and medical benefits and life insurance coverage as in effect immediately before the Termination Date or, if a continuation of such coverages is not permitted pursuant to the terms of a plan or other applicable instrument, the Company shall provide Employee with substantially the same benefits that were provided under such coverages.

Upon payment by the Company to the Employee of the amounts and other benefits required to be paid pursuant to the foregoing provisions of this Section the Company shall no longer be obligated to pay any other amounts or benefits to the Employee, other than benefits that, at the time of termination of the Employee's employment by the Company, had vested in the Employee as a result of the Employee's participation in any Company benefit plan. The provisions of this
Section  4  shall  survive  any  termination  of  this  Agreement.

     Section  5.     Certain  Benefit  Payable Upon Certain Terminations.     If
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the  Employee's  employment  by  the  Company  is terminated otherwise than as a result of a Termination without Cause, then the Company shall pay to the Employee within ten calendar days after the Termination Date an amount equal to the product of (i) the bonus paid by the Company to the Employee in respect of the fiscal year immediately preceding the Termination Date and (ii) a fraction, the numerator of which is the number of days in the current fiscal year of the Company through the Termination Date and the denominator which is 365. The provisions of this Section 5 shall survive any termination of this Agreement.

     Section  6.     Notice.          Notices  required or permitted to be given
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by  either  party  pursuant  to  this Agreement shall be in writing and shall be deemed to have been given when delivered personally to the other party or when deposited with the United States Postal Service as registered mail with postage prepaid and addressed:

               (i) if to the Employee, at the Employee's address last shown on the Company's records; and

               (ii) if to the Company, at 3606 Research Forest Drive, The Woodlands, Texas 77381, directed to the attention of Chief Financial Officer.

or, in either case, to such other address as the party to whom or which such notice is to be given shall have specified by notice given to the other party.

     Section  7      Withholding  Taxes.     The  Company  may withhold from all
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payments  to  be paid to the Employee pursuant to this Agreement all taxes that, by  applicable  federal  or  state  law, the Company is required to so withhold.

     Section  8.     Amendment and Waiver. No provision of this Agreement may be
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amended or waived (whether by act or course of conduct or omission or otherwise)
unless that amendment or waiver is by written instrument signed by the parties hereto. No waiver by either party of any breach of this Agreement shall be deemed a waiver of any other or subsequent breach.

     Section  9.     Governing Law.   The validity, interpretation, construction
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and  enforceability of this Agreement shall be governed by the laws of the State of  Texas.

     Section  10.     Validity   The  invalidity  or  unenforceability  of  any
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provision  of  this Agreement shall not affect the validity or enforceability of
     -
any other provision of this Agreement which shall remain in full force and effect.

     Section  11.     Counterparts.       This  Agreement  may  be  executed  in
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counterparts,  each  of  which  shall  be  deemed  an  original but all of which together  will  constitute  the  same  instrument.

     Section 12.     Assignment.   This Agreement shall insure to the benefit of
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and  be enforceable by the Employee's legal representative. This Agreement shall be  binding  upon  and  inure  to the benefit of the Company and its successors.

Section  13.     Interpretation
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     (a)     In  the  event  of  the enactment of any successor provision to any statute or rule cited in this Agreement, references in this Agreement to such statute or rule shall be to such successor provision.

     (b) The headings of Sections of this Agreement shall not control the meaning or interpretation of this Agreement.

     (c) References in this Agreement to any Section are to the corresponding Section of this Agreement unless the context otherwise indicates.

     IN WITNESS WHEREOF, the Company and the Employee have executed this Agreement as of the Effective Date.

     LIFECELL  CORPORATION


     By  /s/  Paul  M.  Frison
     ---------------------
     Paul  M.  Frison
     Chairman  of  the  Board


     By  /s/  Michael  E.  Cahr
     ----------------------
     Michael  E.  Cahr
     Chairman  of  the  Compensation  Committee  of  the
     Board  of  Directors


     Paul  G.  Thomas
     By  /s/  Paul  G.  Thomas
     ---------------------

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